EXHIBIT 77Q(1)(a)
INDEXIQ ETF TRUST
AMENDED AND RESTATED

DECLARATION OF TRUST
      This AMENDED AND RESTATED DECLARATION OF TRUST (hereinafter "Declaration of Trust") is made as of September 27, 2016 by the trustees party hereto (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with Article 5 hereof, the "Trustees") and amends and restates that certain Declaration of Trust dated, August 27, 2008 (the "Original Declaration of Trust").
      WHEREAS, the Trustees desire to continue the statutory trust formed pursuant to the Original Declaration of Trust for the purpose of carrying on the business of an open-end registered management investment company;
      WHEREAS, the Board of Trustees of the Trust (the "Board") desires to amend and restate the Original Declaration of Trust and has determined that a shareholder vote is not required to effect such amendment; and
      WHEREAS, in furtherance of such purpose, the Trustees and any successor Trustee selected in accordance with Article 5 hereof are acquiring and may hereafter acquire assets which they will hold and manage as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and
      WHEREAS, this Trust is authorized to issue its shares of beneficial interest in one or more separate series, all in accordance with the provisions set forth in this Declaration of Trust.
      NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder, and that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares of beneficial interest in this Trust as hereinafter set forth.
ARTICLE 1
NAME AND DEFINITIONS
      Section 1.1 Name. This Trust shall be known as the "IndexIQ ETF Trust", and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.
      Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided below:
            (a) "1940 Act" means the Investment Company Act of 1940 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time;
            (b) "Bylaws" means the Bylaws of the Trust as amended from time to time;
            (c) "Class" means any of the separate classes of Shares established and designated under or in accordance with the provisions of this Article 4 hereof which the Trustees have allocated assets and liabilities of the Trust in accordance with
Article 4;
            (d) "Code" means the Internal Revenue Code of 1986 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time;
            (e) "Commission" means the United States Securities and Exchange Commission (or any successor agency thereto);
            (f) "Covered Person" has the meaning set forth in
Section 8.5.1;
            (g) "Declaration of Trust" means this Amended and Restated Declaration of Trust, as amended from time to time; and
            (h) "DSTA" means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code (and any successor statute), as amended from time to time;
            (i) "General Items" has the meaning set forth in
Section 4.9.5.1;
            (j) "Person," "Interested Person," and "Principal Underwriter" have the respective meanings given them in the 1940 Act;
            (k) "Original Declaration of Trust" or "Declaration" means the original Declaration of Trust, dated as of August 27, 2008;
            (l) "Series" means any of the separate series of Shares established and designated under or in accordance with the provisions of Article 4 hereof and to which the Trustees have allocated assets and liabilities of the Trust in accordance with Article 4;
            (m) "Shareholder" means a record owner of Shares;
            (n) "Shares" means the shares of beneficial interest in the Trust described in Article 4 thereof and shall include fractional and whole Shares;
            (o) "Trust" means the Delaware statutory trust established by the Original Declaration of Trust; and
            (p) "Trustee" or "Trustees" means each signatory to this Declaration of Trust so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with Article 5 hereof and are then in office.

ARTICLE 2
NATURE AND PURPOSE OF TRUST
      Section 2.1 Nature of Trust.  The Trust is a statutory
trust of the type referred to in the DSTA. The Trustees shall file a certificate of trust in accordance with Section 3810 of the DSTA.  The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.
      Section 2.2 Purpose of Trust.  The purpose of the Trust
is to engage in, operate and carry on the business of an open-
end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.
      Section 2.3 Interpretation of Declaration of Trust.
            Section 2.3.1 Governing Instrument. This Declaration of Trust shall be the governing instrument of the Trust and shall be governed by and construed according to the laws of the
State of Delaware.
            Section 2.3.2 No Waiver of Compliance with Applicable Law. No provision of this Declaration of Trust shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or any valid rule, regulation or order of the Commission
thereunder.
            Section 2.3.3 Power of the Trustees Generally.
Except as otherwise set forth herein, the Trustees may exercise all powers of trustees under the DSTA on behalf of the Trust.
ARTICLE 3
REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS
      Section 3.1 Registered Agent.  The name of the
registered agent of the Trust is The Corporation Trust Company, and the registered agent's business address in Delaware is Corporation Trust Center 1209 Orange Street, Wilmington,
Delaware 19801.
      Section 3.2 Principal Place of Business. The principal place of business of the Trust is 800 Westchester Avenue, Suite S710, Rye Brook, New York 10573. The principal place of business of the Trust may be changed by the Trustees.
ARTICLE 4
BENEFICIAL INTEREST
      Section 4.1 Shares of Beneficial Interest.  The
beneficial interests in the Trust shall be divided into Shares, all without par value, and the Trustees shall have the authority from time to time to divide the class of Shares into two or more separate and distinct series of Share ("Series") or classes of Shares ("Classes") as provided in Section 4.9 of this Article 4.
      Section 4.2 Number of Authorized Shares.  The Trustees
are authorized to issue an unlimited number of Shares. The Trustees may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split), all without action or approval of the Shareholders.
      Section 4.3 Ownership and Certification of Shares. The Secretary of the Trust, or the Trust's transfer or similar agent, shall record the ownership and transfer of Shares or each Series and Class separately on the record books of the Trust.
The record books of the Trust, as kept by the Secretary of the Trust or any transfer or similar agent, shall contain the name and address of and the number of Shares held by each
Shareholder, and such record books shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by such Shareholders. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The
Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares, and similar matters for the Trust or any Series or Class.
      Section 4.4 Status of Shares.
            Section 4.4.1 Fully Paid and Non-assessable. All Shares when issued on the terms determined by the Trustees shall be fully paid and non-assessable.
            Section 4.4.2 Personal Property. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust.
            Section 4.4.3 Party to Trust Agreement. Every Person by virtue of having become registered as a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto.
            Section 4.4.4 Death of Shareholder. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees. The representative shall be entitled to the same rights as the decedent under this Trust.
            Section 4.4.5 Title to Trust; Right to Accounting. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting.
      Section 4.5 Determination of Shareholders.  The Trustees
may from time to time close the transfer books or establish
record dates and times for the purposes of determining the Shareholders entitled to be treated as such, to the extent provided or referred to in Section 7.3.
      Section 4.6 Shares Held by Trust.  The Trustees may hold
as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.
      Section 4.7 Shares Held by Persons Related to Trust.
Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.
      Section 4.8 Preemptive and Appraisal Rights.
Shareholders shall not, as Shareholders, have any right to acquire, purchase or subscribe for any Shares or other securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares. No action may be brought by a Shareholder on behalf of the Trust unless Shareholders owing not less than a majority of the then-outstanding Shares, or Series or Class thereof, join in the bringing of such action. A Shareholder of Shares in a particular Series or Class of the
Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or Class, as appropriate, or on behalf of the Shareholders in any such other Series or Class of the Trust.
      Section 4.9 Series and Classes of Shares.
            Section 4.9.1 Classification of Shares. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Class that may be established and designated from time to time.
            Section 4.9.2 Establishment and Designation. The Trustees shall have exclusive power without the requirement of Shareholder approval: to establish and designate separate and distinct Series and Classes of Shares and to fix such preferences, voting powers, rights and privileges of such Series or Class as the Trustees may from time to time determine; to divide or combine the Shares or any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series; to classify or reclassify any issued Shares or any Series or Class thereof into one or more Series or Classes; and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series or Class (in addition to those established and designated in this Section below) shall be effective upon the adoption by a majority of the Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class, or as otherwise provided in such instrument.
Without limiting the authority of the Trustees to establish and designate any further Series or Class, by entry into the
Original Declaration of Trust, the Trustees established and designated the following initial Series:
IQ Hedge Multi-Strategy Tracker ETF (fka IQ Hedge Multi-Strategy
Composite ETF)
IQ Hedge Macro Tracker ETF (fka IQ Hedge Macro ETF)
IQ Hedge Long/Short Tracker ETF (fka IQ Hedge Long/Short ETF)
IQ Hedge Event-Driven Tracker ETF (fka IQ Hedge Event-Driven
ETF)
IQ Hedge Market Neutral Tracker ETF (fka IQ Hedge Market Neutral
ETF)
            Section 4.9.3 Separate and Distinct Nature. Each Series and Class, including without limitation the Series specifically established and designated in Section 4.9.2, shall be separate and distinct from any other Series and Class and shall maintain separate and distinct records on the books of the Trust, and the assets belonging to any such Series or Class shall be held and accounted for separately from the assets of the Trust or any other Series or Class.
            Section 4.9.4 Conversion Rights.  Subject to
compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series or Class shall have the right to convert said Shares into Shares of one or more other Series or Class in accordance with such requirements and procedures as may be established by the Trustees.
            Section 4.9.5 Rights and Preferences. The Trustees shall have exclusive power without the requirement of
Shareholder approval to fix and determine the relative rights and preferences as between the Shares of the separate Series and Classes. The initial Series and any further Series and Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have relative rights and preferences as set forth in this Section 4.9.5.
                  Section 4.9.5.1 Assets and Liabilities
"Belonging" to a Series or Class. All consideration received by the Trust for the issue or sale of Shares of particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series or Class and may be referred to herein as "assets belonging to" that Series or Class. The assets belonging to a particular Series or Class shall belong to that Series or Class for all purposes, and to no other Series or Class, subject only to the rights of creditors of that Series or Class. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments which are not readily identifiable as belonging to any particular
Series or Class (collectively, "General Items"), shall be allocated by the Trustees to and among any one or more of the Series and/or Classes in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Series or Class shall belong to that Series/Class.  Each such allocation by the Trustees
shall be conclusive and binding upon all Shareholders for all purposes. The assets belonging to each particular Series and Class shall be charged with the liabilities in respect of that Series/Class and all expenses, costs, charges and reserves attributed to that Series/Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series and Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon all Shareholders for all purposes.
                  Section 4.9.5.2 Treatment of Particular
Items. The Trustees shall have full discretion, to the extent consistent with the 1940 Act and consistent with generally accepted accounting principles, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.
                  Section 4.9.5.3 Limitation on Interseries and Interclass Liabilities. Subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in Section 4.9.5.1, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a
particular Series or Class shall be enforceable against the
assets of such Series/Class only, and not against the assets of any other Series or Class. Notice of this limitation on liabilities between and among Series shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the
Secretary of State of the State of Delaware pursuant to the
DSTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.
                  Section 4.9.5.4 Dividends.  Dividends and
capital gains distributions on Shares of a particular Series may be paid with such frequency, in such form, and in such amount as the Trustees may determine by resolution adopted from time to time, or pursuant to a standing resolution of resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of Shares of that Series/Class in proportion to the number of Shares of that Series/Class held by such holders at the date and time of record established for the payment of such dividends or distributions by the Trustees. Such dividends and distributions may be paid in cash, property or additional Shares of that Series/Class, or a combination thereof, as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the form in which dividends or distributions are to be paid to that Shareholder. Any such dividend or distribution paid in Shares shall be paid at the net asset value thereof as determined in accordance with Section 4.9.5.8.
                  Section 4.9.5.5 Redemption by Shareholder.
Each Shareholder of a particular Series or Class shall have
right on any business day to require the Trust to redeem all or any part of such Shareholder's Shares of that Series or Class, subject to the following: any such redemption shall be made only: upon and subject to the terms and conditions provided in this Section 4.9.5.5; in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees;
and, in the case of any Series or Class now or hereafter authorized, if so determined by the Trustees, only in aggregations of such number of Shares and at such times as may be determined by, or determined pursuant to procedures or
methods prescribed by or approved by, the Trustees from time to time with respect to such Series or Class. The number of Shares comprising an aggregation for purposes of redemption or repurchase as determined by the Trustees from time to time with respect to any Series or Class shall be referred to herein as a "Creation Unit" and collectively, as "Creation Units." The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit by resolutions adopted at any regular or special meeting of the Trustees. Each holder of a Creation Unit aggregation of a
Series or Class, upon request to the Trust accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Trust to redeem all or any number of such holder's Shares standing in the name of such holder on the books of the Trust, but in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares shall be redeemable in Creation Unit aggregations, only in such Creation Unit aggregations of Shares of such Series or Class as the Trustees may determine from time to time in accordance with this Section 4.9.5.5.  The Trust
shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per Share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the assets of the Trust at the time of the redemption or repurchase and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the Prospectus from time to time. Payment may be in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable sales charges and/or fees.
                  Section 4.9.5.6 Redemption by Trust.  The
Trustees may cause the Trust to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that
would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section 4.9.5.5 upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Section 4.9.5.6, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.
                  Section 4.9.5.7 Prevention of Personal
Holding Company Status.  The Trust may reject any purchase
order, refuse to transfer any Shares, and compel the redemption of Shares if the Trustees determine that any such rejection, refusal, or redemption would prevent the Trust from becoming a personal holding company as defined by the Code.
                  Section 4.9.5.8 Net Asset Value.  The net
asset value per Share of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then-current prospectus or statement of additional information for the Series/Class.
                  Section 4.9.5.9 Maintenance of Stable Net
Asset Value.  The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing
declaration of income attributable to that Series, or any Class thereof, as dividends payable in additional Shares of that Series/Class at the designated constant dollar amount and for the handling of any losses attributable to that Series/Class.
Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series/Class his or her pro rata portion of the total number of Shares required to be
canceled in order to permit the net asset value per Share of that Series/Class to be maintained, after reflecting such loss, at the designated constant dollar amount.  Each Shareholder of the Trust shall be deemed to have agreed, by such Shareholder's investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Trustees may delegate any of their powers and duties under this Section 4.9.5.9 with respect to appraisal of assets and liabilities in the determination of net asset value or with respect to a suspension of the determination of net asset value to an officer or officers or agent or agents of the Trust designated from time to time by the Trustees.
                  Section 4.9.5.10 Transfer of Shares.  Except
to the extent that transferability is limited by applicable law or such procedures as may be developed from time to time by the Trustees or the appropriate officers of the Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by the record holder's agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust.
                  Section 4.9.5.11 Equality of Shares.  All
Shares of each particular Series or Class shall represent an equal proportionate interest in the assets belonging or attributable to that Series/Class (subject to the liabilities belonging to that Series/Class), and each Share of any particular Series or Class shall be equal in this respect to each other Share of that Series or Class, as applicable.
                  Section 4.9.5.12 Fractional Shares.  Any
fractional Share of any Series or Class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series/Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or any Series or Class.
ARTICLE 5
TRUSTEES
      Section 5.1 Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including those specifically set forth in
Section 5.10 and Section 5.11 herein.  The enumeration of
specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.
      Section 5.2 Qualification.  Each Trustee shall be a
natural person.  A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the State of Delaware.
      Section 5.3 Number.  The initial number of Trustees
shall be one. By the vote or consent of a majority of the Trustees then in office, the Trustees may fix the number of Trustees at a number not less than two nor more than twenty-
five.  No decrease in the number of Trustees shall have the
effect of removing any Trustee from office prior to the
expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.7.
      Section 5.4 Term and Election. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such
Trustee or of a successor to such Trustee, and until his or her successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his or her predecessor, if any, or such term as the Trustees may determine.
      Section 5.5 Composition of the Board of Trustees. No election or appointment of any Trustee shall take effect if such election or appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by
Section 10 of the 1940 Act.
      Section 5.6 Resignation and Retirement. Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust.  Such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument.
      Section 5.7 Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument signed by two-thirds (2/3) of the number of Trustees in office prior to such removal, specifying the date upon which such removal shall become effective, or (ii) by the affirmative vote of
Shareholders holding not less than two-thirds (2/3) of Shares outstanding, cast in person or by proxy at any meeting called for that purpose.
      Section 5.8 Vacancies.  Any vacancy or anticipated
vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees may (but need not unless required by the 1940 Act) be filled by a majority of the Trustees then in office, subject to the provisions of Section 16 of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the acceptance of the person named therein to serve as a Trustee, except that any such appointment in anticipation of a vacancy occurring by reason of the resignation, retirement, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of such resignation, retirement or increase in number of Trustees.
      Section 5.9 Ownership of Assets of the Trust.  The
assets of the Trust and of each Series and Class shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title to all the Trust property shall be vested in the Trust as a separate legal entity under the
DSTA, except that the Trustees shall have the power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees or in the name of any other
Person on behalf of the Trust on such terms as the Trustees may determine. In the event that title to any part of the Trust property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right or partition or possession thereof.
      Section 5.10 Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust including, but not limited to, those enumerated in this Section 5.10.
            Section 5.10.1 Bylaws. The Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders.
            Section 5.10.2 Officers, Agents and Employees. The Trustees may, as they consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and the Trustees may provide for the compensation of all of the foregoing.
            Section 5.10.3 Committees. The Trustee may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an Executive Committee, which may, when the Trustees are not in session (but subject to the 1940 Act), exercise some or all of the power and authority of the Trustees as the
Trustees may determine, and an Audit Committee.
            Section 5.10.4 Advisors, Administrators, Depositories and Custodians. The Trustees may, in accordance with Article 6, employ one or more advisors, administrators, depositories, custodians and other persons and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of the assets of the Trust in a system or systems for the central handling of securities and debt instruments; retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing; provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise; and set record dates or times for the determination of Shareholders.
            Section 5.10.5 Compensation. The Trustees may compensate or provide for the compensation of the Trustees, officers, advisors, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate.
            Section 5.10.6 Delegation of Authority. In general, the Trustees may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, advisor, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.
            Section 5.10.7 Suspension of Sales. The Trustees shall have the authority to suspend or terminate the sales of Shares of any Series or Class at any time or for such periods as the Trustees may from time to time decide.
      Section 5.11 Certain Additional Powers. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act, other applicable law, and the fundamental policies and limitations of the applicable Series or Class, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series and Class as enumerated in this
Section 5.11.
            Section 5.11.1 Investments. The Trustees shall have the power to invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees.
            Section 5.11.2 Disposition of Assets. The Trustees shall have the power to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust.
            Section 5.11.3 Ownership. The Trustees shall have the power to vote, give assent, or exercise any rights of ownership with respect to securities or other property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or other property as the Trustees shall deem proper.
            Section 5.11.4 Subscription. The Trustees shall have the power to exercise powers and rights of subscription or other which in any manner arise out of ownership of securities.
            Section 5.11.5 Payment of Expenses. The Trustees shall have the power to pay or cause to be paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class, or in connection with the management thereof, including, but not
limited to, the Trustees' compensation and such expenses and charges for the Trust's officers, employees, investment advisors, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder
servicing agent and such other agents, consultants and
independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.
            Section 5.11.6 Form of Holding. The Trustees shall have the power to hold any securities or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or Class or in the name of a
custodian, subcustodian or other depository or a nominee or
nominees or otherwise.
            Section 5.11.7 Reorganization, Consolidation or Merger. The Trustees shall have the power to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust, and to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust.
            Section 5.11.8 Compromise. The Trustees shall have the power to arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or Class on any matter in controversy, including but not limited to claims for taxes.
            Section 5.11.9 Partnerships. The Trustees shall have the power to enter into joint ventures, general or limited partnerships and any other combinations or associations.
            Section 5.11.10 Borrowing.  The Trustees shall
have the power to borrow funds and to mortgage and pledge the assets of the Trust or any Series or Class or any part thereof to secure obligations arising in connection with such borrowing, consistent with the provisions of the 1940 Act.
            Section 5.11.11 Guarantees.  The Trustees shall
have the power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of
guaranty or suretyship, or otherwise assume liability for
payment thereof; and to mortgage and pledge the Trust property
(or property of a Series or Class) or any part thereof to secure any of or all such obligations.
            Section 5.11.12 Insurance.  The Trustees shall
have the power to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the Trust's business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisors, managers, administrators, distributors, principal underwriters, or independent contractors (or any person connection with the foregoing), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.
            Section 5.11.13 Pensions.  The Trustees shall have
the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase,
savings, thrift and other retirement, incentive and benefit
plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the officers, employees and agents of the Trust.
            Section 5.11.14 Dividends.  The Trustees shall
have the power to make distributions of income and of capital gains to Shareholders in the manner provided in Section 4.9.5.4 herein.
            Section 5.11.15 Series and Classes. The Trustees shall have the power to establish separate and distinct Series and Classes with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article 4 hereof and to establish the relative rights, powers and duties of such Series and Classes consistent with applicable law.
            Section 5.11.16 Allocation.  The Trustees shall
have the power, subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article 4 hereof.
      Section 5.12 Vote of Trustees.
            Section 5.12.1 Quorum. One-third of the Trustees then in office being present in person or by proxy shall constitute a quorum.
            Section 5.12.2 Required Vote. Except as otherwise provided by the 1940 Act or other applicable law, this
Declaration of Trust or the Bylaws, any action to be taken by the Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone or other communications equipment enabling all persons participating in the meeting to hear each other at the same time.
            Section 5.12.3 Consent in Lieu of a Meeting. Except as otherwise provided by the 1940 Act or other applicable law, the Trustees may, by written consent of a majority of the
Trustees then in office, take any action which may have been taken at a meeting of the Trustees.
ARTICLE 6
SERVICE PROVIDERS
      Section 6.1 Investment Advisor.  The Trust may enter
into written contracts with one or more persons to act as investment advisor or investment subadvisor to each of the
Series or Classes and as such, to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.
      Section 6.2 Administrator, Custodian and Transfer Agent.
The Trust may enter into written contracts with one or more persons to act as administrator, custodian and/or transfer agent to perform such functions as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable. Each such administrator, custodian and/or transfer agent shall be a bank or trust company having an aggregate capital, surplus, and undivided profits of at least one million dollars ($1,000,000).
      Section 6.3 Underwriter and Distributor. The Trust may enter into written contracts with one or more persons to act as underwriter and/or distributor whereby the Trust may either agree to sell Shares to the other party or parties to the
contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency and/or shareholder service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.
      Section 6.4 Parties to Contracts. Any contract of the character described in Section 6.1, Section 6.2 and Section 6.3 or in Article 8 hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment advisor, any investment subadvisor, or any affiliated person of the investment advisor or investment subadvisor, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, or may otherwise be trustee, shareholder or member of such other party to the contract, or may otherwise be interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or be accountable for any profit realized directly or indirectly therefrom; provided, however, that the contract when entered into was not inconsistent with the provisions of this Article 6, Article 8 or the Bylaws. The same person (including a firm, corporation, partnership, trust or association) may provide more than one of the services identified in this Article 6.
ARTICLE 7
SHAREHOLDERS' VOTING POWERS AND MEETING
      Section 7.1 Voting Powers. The Shareholders shall have power to vote only with respect to matters expressly enumerated in Section 7.1.1 and Section 7.1.3 or with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the Bylaws, any registration of the Trust with the Commission or any state, or as the Trustees may otherwise deem necessary or desirable.
            Section 7.1.1 Matters Upon Which Shareholders May Vote. The Shareholders shall have power to vote on the following matters:
            (a) for the election or removal of Trustees as provided in Section 5.4 and Section 5.7;
            (b) with respect to a contract with a third party provider of services as to which Shareholder approval is required by the 1940 Act;
            (c) with respect to a termination or reorganization
of the Trust to the extent and as provided in Section 9.1 and
Section 9.2;
            (d) with respect to an amendment of this Declaration of Trust to the extent and as may be provided by this
Declaration of Trust or applicable law; and
            (e) with respect to any court action, proceeding or claim brought or maintained derivatively or as a class action on behalf of the Trust, any Series or Class thereof or the Shareholders of the Trust; provided, however, that a shareholder of a particular Series or Class shall not be entitled to vote upon a derivative or class action on behalf of any other Series or Class or shareholder of any other Series/Class.
            Section 7.1.2 Derivative Actions. A Shareholder or Shareholders may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee
established to consider such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling with respect to a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter. In addition to the foregoing requirements and the requirements set forth in
Section 3816 of the DSTA, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:
            (a) Shareholders holding at least 10% of the
outstanding Shares of the Trust, or 10% of the outstanding
Shares of the Series or Class to which such action relates and who are eligible to bring such derivative action under the DSTA join in the request for the Trustees to commence such derivative action; and
            (b) the Trustees must be afforded a reasonable amount of time to consider the request for the derivative action and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
            Section 7.1.3 Separate Voting by Series. On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate or by Class, and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such
Series shall be entitled to vote thereon.
            Section 7.1.4 Number of Votes. On any matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each dollar of net asset value for each Share standing in such Shareholder's name on the books of each Series or Class in which such Shareholder owns Shares which are entitled to vote on the matter.
            Section 7.1.5 Cumulative Voting.  There shall be no
cumulative voting.
            Section 7.1.6 Voting of Shares; Proxies.  Votes may
be cast in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving the invalidity of a proxy shall rest on the challenger.
            Section 7.1.7 Actions Prior to the Issuance of
Shares. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders.
      Section 7.2 Meetings of Shareholders.
            Section 7.2.1 Annual or Regular Meetings. No annual or regular meetings of Shareholders are required to be held.
            Section 7.2.2 Special Meetings. Special meetings of Shareholders may be called by (i) the President of the Trust
(ii) the Trustees or (iii) the Shareholders, if provided for in the Bylaws, from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter upon which Shareholder approval is deemed by the Trustees to be necessary or desirable.
            Section 7.2.3 Notice of Meetings. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing or transmitting such notice at least ten (10) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the
Trust.
      Section 7.3 Record Dates.  For the purpose of
determining the Shareholders who are entitled to vote or act at any meeting, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the
Trustees may fix a date and time not more than one hundred
twenty (120) days prior to the date of any meeting of
Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or to be treated as Shareholders of record for purposes of such other action. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action.
      Section 7.4 Quorum and Required Vote.  Except as
otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, one-tenth (1/10) of the Shares entitled to vote in person or by proxy shall constitute a quorum as to any particular matter; provided, however, that any lesser number shall be sufficient for matters upon which the Shareholders vote at any meeting called in accordance with
Section 7.5.  Any matter upon which the Shareholders vote shall be approved by a majority of the votes cast on such matter at a meeting of the Shareholders at which a quorum is present, except that Trustees shall be elected by a plurality of the votes cast at such a meeting.
      Section 7.5 Adjournments.  If a meeting at which a
quorum was present is adjourned, a meeting may be held within a reasonable time after the date set for the original meeting without the necessity of further notice for the purpose of taking action upon any matter that would have been acted upon at the original meeting but for its adjournment.
      Section 7.6 Actions by Written Consent.  Except as
otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action taken by Shareholders may be taken without a meeting if Shareholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
      Section 7.7 Inspection of Records.  The records of the
Trust shall be open to inspection by Shareholders to the same extent as is required for stockholders of a Delaware business corporation under the Delaware General Corporation Law.
      Section 7.8 Additional Provisions.  The Bylaws may
include further provisions for Shareholders' votes and meetings and related matter not inconsistent with the provisions hereof.
ARTICLE 8
LIMITATION OF LIABILITY AND INDEMNIFICATION
      Section 8.1 General Provisions.
            Section 8.1.1 General Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment advisor, subadvisor, principle underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any Trustee in connection with Trust shall be conclusively deemed to have been executed or done only in or with respect to their, his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.
            Section 8.1.2 Notice of Limited Liability. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or belonging or attributable to a Series or Class thereof, and may contain such further recitals as they, he or she may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.
            Section 8.1.3 Liability Limited to Assets of the Trust. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust or belonging to a Series or Class thereof, as appropriate, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.
      Section 8.2 Liability of Trustee. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon the Trust, the Shareholders and any other person dealing with the Trust. The liability of this Trustees, however, shall be limited by this Section 8.2.
            Section 8.2.1 Liability for Own Actions. A Trustee shall be liable to the Trust or the Shareholders only for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.
            Section 8.2.2 Liability for Actions of Others. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, advisor, administrative distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent or accounting agent of the Trust, nor shall any Trustee be responsible for any act or omission of any other Trustee.
            Section 8.2.3 Advice of Experts and Reports of
Others.  The Trustees may take advice of counsel or other
experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such
advice.  In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of
account of the Trust and upon written reports made to the
Trustees by any officers appointed by them, any independent
public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder.
            Section 8.2.4 Bond.  Except as provided for in
Section 8.5.4, the Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
            Section 8.2.5 Declaration of Trust Governs Issues of Liability. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Shareholders and all other Persons bound by this Declaration of Trust to replace such other duties and liabilities of the Trustees.
      Section 8.3 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon the order of the Trustees.
      Section 8.4 Liability of Shareholders.  Without limiting
the provisions of this Section 8.4 or the DSTA, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of
Delaware.
            Section 8.4.1 Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust, and
neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.
            Section 8.4.2 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.
      Section 8.5 Indemnification.
            Section 8.5.1 Indemnification of Covered Persons. Subject to the exceptions and limitations contained in
Section 8.5.2, every person who is or has been a Trustee,
officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or
otherwise (each, a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against
liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director, trustee, officer, employee or agent and against amounts paid or incurred by him or her in settlement thereof.
            Section 8.5.2 Exceptions.  No indemnification shall
be provided hereunder to a Covered Person:
            (a) for any liability to the Trust or its
Shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Persons engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office;
            (b) with respect to any matter as to which the
Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust; or
            (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) of this Section 8.5.2) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or position by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in
Section 8.5.2) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or
(ii) a written opinion of independent legal counsel.
            Section 8.5.3 Rights of Indemnification. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person.
Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.
            Section 8.5.4 Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for
indemnification under this Section 8.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Section 8.5, provided that either:
            (a) Such undertaking is secured by a surety bond or some other appropriate security of the Trust shall be insured against losses arising out of any such advances; or
            (b) a majority of the Disinterested Trustees acting
on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial), that there is a reason to believe that the recipient ultimately will be found entitled to indemnification.
            Section 8.5.5 Certain Defined Terms Relating to Indemnification. As used in this Section 8.5, the following words shall have the meanings set forth below:
            (a) "Claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened;
            (b) a "Disinterested Trustee" is one (i) who is not
an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and
            (c) "Liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
      Section 8.6  Jurisdiction, Venue, and Waiver of Jury
Trial.
            Section 8.6.1 Application. This Section 8.6 applies only to Series established and designated pursuant to Section
4.9.2 on or after September 27, 2016.
            Section 8.6.2 Jurisdiction, Venue and Waiver of Jury Trial. In accordance with Section 3804(e) of the DSTA, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts
(and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH
SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust for such person or at the address of the person shown on the books and records of the Trust with respect to the Shares that such person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust's registered agent in the State of Delaware. Any
service so made shall be effective as if personally made in the
State of Delaware.
ARTICLE 9
TERMINATION OR REORGANIZATION
      Section 9.1 Termination of Trust or Series. Unless terminated as provided herein, the Trust and each Series or
Class designated and established pursuant to this Declaration of Trust shall continue without limitation of time.
            Section 9.1.1 Termination.  The Trust or any Series
or Class (and the establishment and designation thereof) may be terminated either by a majority vote of the Trustees then in office upon a determination that the continuation of the Trust or Series is not in the best interests of the Trust, such Series or Class or the affected Shareholders as a result of factors or events adversely affecting the ability of the Trust, Series or Class to conduct its business and operations in an economically viable manner; or by the affirmative vote of a majority of the Shareholders of the Trust or the Series entitled to vote.
            Section 9.1.2 Distribution of Assets.  Upon
termination of the Trust or any Series or Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the affected Shareholders in the manner set forth by resolution of the Trustees.
            Section 9.1.3 Certificate of Cancellation. Upon termination of the Trust, the Trustees shall file a certificate of cancellation in accordance with Section 3810 of the DSTA.
      Section 9.2 Reorganization.  The Trustees may sell,
convey, merge and transfer the assets of the Trust, or the
assets belonging to any one or more Series or Classes, to
another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the
Trust to be held as assets belonging to another Series or Class of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series or Class of the Trust, Shares of such other Series or Classes) with such transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series or Class the assets of which are so transferred, or
(ii) not being made subject to, or not with the assumption of, such liabilities. Following such transfer, the Trustees shall distribute such cash, Shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series or Classes the assets belonging to which have so been transferred) among the Shareholders of the Series or Classes the assets belonging to which have been so transferred. If all the assets of the Trust have been so transferred, the Trust shall be terminated.
      Section 9.3 Merger or Consolidation.
            Section 9.3.1 Authority to Merge or Consolidate. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series or Classes, may merge or consolidate with or into one or more statutory trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction.
            Section 9.3.2 No Shareholder Approval Required. Any merger or consolidation described in Section 9.3.1 or any reorganization described in Section 9.2 shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act or other applicable laws, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders.
            Section 9.3.3 Subsequent Amendments. In accordance with Section 3815(f) of the DSTA, an agreement of merger or consolidation may effect any amendment to this Declaration of Trust or the Bylaws or effect the adoption of a new declaration of trust, Declaration of Trust, or Bylaws of the Trust if the Trust is the surviving or resulting statutory trust.
            Section 9.3.4 Certificate of Merger or Consolidation. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in
accordance with Section 3810 of the DSTA.
ARTICLE 10
MISCELLANEOUS PROVISIONS
      Section 10.1 Signatures. To the extent permitted by applicable law, any instrument signed pursuant to a validly executed power of attorney shall be deemed to have been signed by the Trustee or officer executing the power of attorney.  To the extent permitted by law, any Trustee or officer may, in his or her discretion, accept a facsimile signature as evidence of a valid signature on any document.
      Section 10.2 Certified Copies. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy of this
Declaration of Trust or of any such amendments certified by an officer or Trustee of the Trust.
      Section 10.3 Certain Internal References. In this Declaration of Trust or in any amendment hereto, references to this Declaration of Trust, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this Declaration of Trust as a whole and as amended or affected by any such amendment.
      Section 10.4 Headings. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.
      Section 10.5 Resolution of Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.  In construing this Declaration, the presumption shall be in favor of a grant of power to the
Trustees.
      Section 10.6 Amendments.
            Section 10.6.1 Generally. Except as otherwise specifically provided herein or as required by the 1940 Act or other applicable law, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees then in office.
            Section 10.6.2 Certificate of Amendment. In the event of any amendment to this Declaration of Trust which affects the Trust's certificate of trust, the Trustees shall file a certificate of amendment in accordance with Section 3810 of the DSTA.
            Section 10.6.3 Prohibited Retrospective Amendments.
No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.
      Section 10.7 Governing Law. This Declaration of Trust is executed and delivered with reference to the DSTA and the laws of the State of Delaware by all of the Trustees whose signatures appear below, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the DSTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or
(b) any provisions of the laws (statutory or common) of the
State of Delaware (other than the DSTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust. All references to sections of the DSTA or the 1940 Act, or any rules or regulations thereunder, refer to such sections, rules, or regulations in effect as of the date of this Declaration of
Trust, or any successor sections, rules, or regulations thereto.
      Section 10.8 Severability. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

IN WITNESS WHEREOF, the Trustees have executed this Declaration of Trust as of the date first written above.


 /s/ Reena Aggarwal
 Reena Aggarwal


 /s/ Michael A. Pignataro
 Michael A. Pignataro


 /s/ Paul Schaeffer
 Paul Schaeffer


 /s/ Adam S. Patti
 Adam S. Patti